Exhibit 24.1

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS that the person whose signature appears immediately below constitutes and appoints JEFFREY A. CRAIG, CARL D. ANDERSON II and HANNAH S. LIM-JOHNSON, and each or any of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in the capacities indicated below, to sign the Registration Statement on Form S-3 of Meritor, Inc. (the “Company”), relating to the shelf registration of securities of the Company as approved by resolutions adopted by the Board of Directors of the Company, and any and all amendments (including post-effective amendments) thereto, and to file the same with all exhibits thereto, and all other documents in connection therewith and all instruments necessary, appropriate or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and other federal and state securities laws, and to file any such documents or instruments with the Securities and Exchange Commission, and to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Jeffrey A. Craig	Chief Executive Officer and President	November 12, 2020
Jeffrey A. Craig	(principal executive officer) and Director

/s/ Carl D. Anderson II	Senior Vice President and Chief Financial Officer	November 12, 2020
Carl D. Anderson II	(principal financial officer)

/s/ Paul D. Bialy	Vice President, Chief Accounting Officer (principal	November 12, 2020
Paul D. Bialy	accounting officer)

/s/ William R. Newlin	Chairman of the Board of Directors	November 12, 2020
William R. Newlin

/s/ Steven Beringhause	Director	November 12, 2020
Steven Beringhause

/s/ Jan A. Bertsch	Director	November 12, 2020
Jan A. Bertsch

/s/ Rodger L. Boehm	Director	November 12, 2020
Rodger L. Boehm

/s/ Rhonda L. Brooks	Director	November 12, 2020
Rhonda L. Brooks

/s/ Ivor J. Evans	Director	November 12, 2020
Ivor J. Evans

/s/ Fazal Merchant	Director	November 12, 2020
Fazal Merchant

/s/ Thomas L. Pajonas	Director	November 12, 2020
Thomas L. Pajonas

/s/ Lloyd G. Trotter	Director	November 12, 2020
Lloyd G. Trotter